Exhibit 23.1

Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company’s previously filed Registration Statement File Nos. 33-46793, 33-77100, 33-82456, 333-07525, 333-13335 and 333-86905.

ARTHUR ANDERSEN LLP

Tampa, Florida,
May 17, 2002